UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2021

CCC Intelligent Solutions Holdings Inc.

Proxy Report

Dear Fellow Stockholders,

We are pleased to invite you to attend our first Annual Meeting of Stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) to be held on Thursday, May 26, 2022, at 10:00 a.m. Central Time (the “Annual Meeting”). This year’s Annual Meeting will be conducted virtually. Protecting the health and well-being of the attendees (employees, directors, stockholders and the general public) is our top priority. In light of the ongoing risks related to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/CCCS2022. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your notice of internet availability of proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

01	to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the fiscal year 2025 Annual Meeting and until their successors are duly elected and qualified;
02	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
03	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors (the “Board”) has set the record date as March 30, 2022. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment or postponement thereof. A list of the Company’s stockholders of record will be available at our corporate headquarters located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 and, on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/CCCS2022.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

Githesh Ramamurthy, Chairman of the Board

NOTICE OF FISCAL YEAR 2022 ANNUAL MEETING OF STOCKHOLDERS

The fiscal year 2022 annual meeting of stockholders of CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) will be held virtually on Thursday, May 26, 2022, at 10:00 a.m. Central Time for the following purposes:

01	to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the fiscal year 2025 Annual Meeting and until their successors are duly elected and qualified;

02	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

03	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record as of the close of business on March 30, 2022 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 26, 2022, at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 and, on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/CCCS2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2022

The notice of annual meeting, the proxy statement and our fiscal year 2021 annual report are available on our website at https://cccis.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials is first being delivered to the Company’s stockholders of record on or about April 14, 2022.

By Order of the Board of Directors,

Kevin Kane, Chief Legal Officer

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q
Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at our fiscal year 2022 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting). Stockholders who own shares of our common stock as of the record date, March 30, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Notice of Internet Availability of Proxy Statement and Annual Report. As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of internet availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Householding. The SEC rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q
Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 613,565,046 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

CCC | 2021 PROXY STATEMENT	Page 1

Q	What will I be voting on? You will be voting on:

01	the election of three Class I directors to serve on the Board until the fiscal year 2025 Annual Meeting and until their successors are duly elected and qualified;

02	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

03	any other business as may properly come before the meeting or any adjournment of the meeting.

Q	How does the Board recommend I vote on these matters? The Board recommends you vote:

01	FOR the election of Teri Williams, Christopher Egan and Steven Puccinelli as Class I directors;

02	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q
How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CCCS2022. You will need to log in by entering your unique 16-digit control number included on your notice of internet availability of proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

01	via the Internet at www.proxyvote.com;

02	by phone by calling 1-800-690-6903; or

03	by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 25, 2022.

CCC | 2021 PROXY STATEMENT	Page 2

Q
Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our notice of internet availability and other proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our notice of internet availability and other proxy materials, you should follow the instructions available at www.proxyvote. com. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q
How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:

01	via the Internet at www.proxyvote.com;

02	by phone by calling 1-800-690-6903;

03	by signing and returning a new proxy card; or

04	by voting at the virtual Annual Meeting.

Q
How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.

If you are a stockholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/CCCS2022 and entering your 16-digit control number. This number is included in your notice of internet availability of proxy materials.

If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/CCCS2022 for at least one year.

If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.

Q
Why is the Annual Meeting virtual only?
In light of the ongoing risks related to COVID-19, we think a virtual only meeting for this year is advisable to protect the health and well-being of the attendees (employees, directors, stockholders and the general public). We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.

CCC | 2021 PROXY STATEMENT	Page 3

Q	What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The affirmative vote of a majority of the shares of common stock properly cast is required to approve all other items. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022. There will not be broker non-votes with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022.

Q
When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Q
What is the deadline for submitting a stockholder proposal or director nomination for the fiscal year 2023 Annual Meeting?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in fiscal year 2023, must be received by the Company at our principal executive offices at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 no later than the close of business on December 15, 2022. Stockholders wishing to make a director nomination or bring a proposal before the fiscal year 2023 annual meeting (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on February 25, 2023, and not earlier than the close of business on January 26, 2023, assuming the Company does not change the date of the fiscal year 2023 annual meeting of stockholders by more than 30 days before or more than 60 days after the anniversary of the fiscal year 2022 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s bylaws (the “Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices.

CCC | 2021 PROXY STATEMENT	Page 4

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is composed of eight directors. Our Certificate of Incorporation (the “Charter”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age and other information for each member of our Board:

NAME	CLASS	AGE	DIRECTOR SINCE	CURRENT TERM EXPIRES FISCAL YEAR	EXPIRATION OF TERM FOR WHICH NOMINATED FISCAL YEAR

Teri Williams Director	I	64	2021	2022	2025
Christopher Egan Director	I	45	2021	2022	2025
Steven Puccinelli Director	I	63	2021	2022	2025
William Ingram Director	II	65	2021	2023
Lauren Young Director	II	39	2021	2023
Githesh Ramamurthy Chairman of the Board	III	61	2021	2024
Eileen Schloss Director	III	68	2021	2024
Eric Wei Presiding Director	III	46	2021	2024

CCC | 2021 PROXY STATEMENT	Page 5

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry. The Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”) and the Board believe that all directors must, at a minimum, meet the criteria set forth in the Company’s Corporate Governance Guidelines, which specify, among other things, that the Nominating and Governance Committee will consider criteria such as experience, qualifications, attributes, diversity and skills in light of the Company’s business in the context of the needs of the Board. Additionally, the Nominating and Governance Committee considers a combination of factors for each director, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of background and experience.

Our Board believes that our Board should be a diverse body, and our Nominating and Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Governance Committee may take into account the benefits of diverse viewpoints, reflecting differences in race, ethnicity, gender and other unique characteristics. Our Nominating and Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Governance Committee recommends to our full Board of Directors the director nominees for selection.

The Nominating and Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: integrity, objectivity, independence, sound judgment, leadership and courage; our Board as a whole exhibits a diversity of background and experience. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies and matrix below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.

CCC | 2021 PROXY STATEMENT	Page 6

NAME	DIVERSITY	PUBLIC CO. BOARD EXPERIENCE	CEO EXPERIENCE	SOFTWARE/ TECHNOLOGY EXPERIENCE	FINANCIAL EXPERTISE

Teri Williams
Christopher Egan
Steven Puccinelli
William Ingram
Lauren Young
Githesh Ramamurthy
Eileen Schloss
Eric Wei

Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Shareholder Rights Agreement (as defined and discussed below), our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the annual meeting of stockholders to be held in fiscal year 2023, and our Class III directors will serve until the annual meeting of stockholders to be held in fiscal year 2024. If elected by our stockholders at this Annual Meeting, our Class I directors will serve until the annual meeting of stockholders to be held in fiscal year 2025.

CCC | 2021 PROXY STATEMENT	Page 7

Shareholder Rights Agreement

We entered into an Amended and Restated Registration and Shareholder Rights Agreement, effective as of July 30, 2021, by and among the Company, Dragoneer Growth Opportunities Holdings (“Dragoneer”), Cypress Investor Holdings, L.P., GPE VIII CCC Co-Investment (Delaware) Limited Partnership and Advent International GPE VIII-C Limited Partnership (collectively, the “Advent Investor”), Cypress Aggregator, L.P. (the “OH Investor”), TCV IX, L.P., TCV IX (A), L.P., TCV IX (B), L.P. and TCV Member Fund, L.P. (collectively, the “TCV Investor”) and the other parties thereto (the “Shareholder Rights Agreement”). Among other things, the Shareholder Rights agreement provides that for so long as the Advent Investor holds equity securities of the Company constituting at least 50% of the number of such securities it held immediately after the closing of the business combination, it will be entitled to nominate six directors (at least three of whom must be independent under NYSE rules), with such right decreasing to four directors (at least two of whom must be independent under NYSE rules) at such time as the Advent Investor holds at least 25% but less than 50% of the number of such securities it held immediately after the closing of the business combination, and decreasing to two directors (at least one of whom must be independent under NYSE rules) at such time as the Advent Investor holds at least 10% but less than 25% of the number of such securities it held at the closing of the business combination, and then terminating at such time as the Advent Investor holds less than 10% of the number of such securities it held immediately after the closing of the business combination. Each of the OH Investor and the TCV Investor will be entitled to nominate one director for so long as such holder holds a number of equity securities of the Company constituting at least 60% of the number of such securities it held immediately after the closing of the business combination, with such right terminating at such time as such holder holds less than 60% of the number of such securities it held immediately after the closing of the business combination. Dragoneer will be entitled to nominate, at its election, either one director or one non-voting board observer until the 2022 Annual Meeting. Additionally, for so long as at least one director nominated by the Advent Investor is serving on the Board, the Advent Investor will have the right to have at least one such director serve on each committee of the Board.

Pursuant to the Shareholder Rights Agreement, (i) the Advent Investor has nominated Teri Williams, William Ingram, Eileen Schloss, Christopher Egan, Lauren Young and Eric Wei and (ii) OH Investor has nominated Steven Puccinelli. Dragoneer has not, to date, exercised its nomination rights under the Shareholder Rights Agreement. TCV Investor is not currently exercising its nomination rights under the Shareholder Rights Agreement.

Stockholder Recommendations for Director Nominees

The Nominating and Governance Committee will consider stockholder recommendations for membership on the Board. Recommendations should be in writing and may be submitted to 167 N. Green Street, 9th Floor, Chicago, Illinois 60607 Attn: Nominating and Corporate Governance Committee.

When filling a vacancy on the Board, and subject to the Shareholder Rights Agreement, the Nominating and Governance Committee will identify the desired skills and experience of a new director and will recommend to the Board individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Governance Committee may engage third parties to assist in the search and provide recommendations. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Governance Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.

CCC | 2021 PROXY STATEMENT	Page 8

Environmental, Social and Governance (“ESG”) Initiative

We believe that to be good corporate citizens, we must understand and focus on ESG matters that impact our stakeholders and the communities in which we operate and align our ESG goals, programs and initiatives to our corporate strategy. At CCC, we are committed to delivering innovations that keep people’s lives moving forward when it matters most, while conducting our business in a responsible manner to benefit our customers, stockholders, employees and the communities in which we live and work.

As we have recently become a public company, we are currently formalizing our approach to ESG to ensure that stakeholder needs and material ESG topics are appropriately addressed. We are developing, with active engagement by our Board, a formal framework for ESG. We recognize the importance of ESG considerations and are firmly committed to conducting business in a responsible manner. We look forward to enhancing our disclosures for ESG as we continue to make progress on this critical initiative.

We believe a diverse workforce at all levels and an inclusive culture are foundational to our success and will enable us to better serve our customers. In 2021, much of our leadership development investment was dedicated to increasing awareness around the critical importance of Inclusion and Diversity (“I&D”) as a key business enabler, specifically equipping our people leaders with the skills and tools to lead inclusively. We have advanced our commitment to I&D through the creation of a new Diversity Advisory Council (“DAC”), whose mission is to support the development and execution of our I&D strategy.

We recognize that women and people of color continue to be under-represented in the technology and collision repair industries, and that’s why we prioritize our corporate giving to those organizations whose mission is to increase access and exposure to careers in these fields. In 2021, we initiated new partnerships with Black Girls Code and the Thurgood Marshall College Foundation, while continuing our long-standing support of the Collision Repair Education Foundation, Collision Industry Foundation, and Women’s Industry Network. We look forward to incorporating our I&D initiatives into our broader ESG approach.

CCC | 2021 PROXY STATEMENT	Page 9

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

NAME	CLASS	AGE	DIRECTOR SINCE	CURRENT TERM EXPIRES FISCAL YEAR	EXPIRATION OF TERM FOR WHICH NOMINATED FISCAL YEAR

Teri Williams Director	I	64	July 30, 2021	2022	2025
Christopher Egan Director	I	45	July 30, 2021	2022	2025
Steven Puccinelli Director	I	63	July 30, 2021	2022	2025

Each nominee was recommended for re-election by the Nominating and Governance Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute, subject to the Shareholder Rights Agreement. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CCC | 2021 PROXY STATEMENT	Page 10

Director Nominees to Serve for a Three-Year Term Expiring at the Fiscal Year 2025 Annual Meeting.

Teri Williams

Teri Williams began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since January 2021. Ms. Williams is a member of the board of directors, President, Chief Operating Officer and owner of OneUnited Bank, where she has served in various roles since 1995. Prior to joining OneUnited Bank, Ms. Williams held various positions with Bank of America and American Express, including serving as a Vice President of American Express. Ms. Williams holds a bachelor’s degree in Economics from Brown University and a Master of Business Administration degree from Harvard Business School. In addition to her roles with OneUnited Bank, Ms. Williams is currently Chair of the Black Economic Council of Massachusetts and on the board of the 79th Street Corridor Initiative in Miami, Florida.

We believe that Ms. Williams is qualified to serve on the Board based on her extensive experience in the financial services industry.

Christopher Egan

Christopher Egan began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since 2017. Mr. Egan is a Managing Partner at Advent International Corporation, having joined the firm in 2000. Mr. Egan serves on the board of directors of Ansira Partners, Inc., Definitive Healthcare, NielsenIQ, and Xplor Technologies. Prior to joining Advent, Mr. Egan was an analyst in the financial sponsors group at UBS Warburg from 1998 through 2000. Mr. Egan holds a bachelor’s degree from Dartmouth College.

We believe that Mr. Egan is qualified to serve on the Board based on his experience on the boards of directors of other companies within the technology and FinTech industries.

Steven Puccinelli

Steven Puccinelli began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entities since 2017. Mr. Puccinelli has been with Oak Hill Capital since 2015, where he is currently a Managing Partner, and is responsible for originating, structuring, and managing investments for the firm’s Services group. Prior to joining Oak Hill, Mr. Puccinelli was Head of Private Equity for North America and Europe at Investcorp International, Inc., where he served in various roles from 2000 until 2013. Prior to that, he spent 15 years at Donaldson, Lufkin & Jenrette, Inc. in several positions, most recently as Managing Director and Head of the Retail and Consumer Industry Group. Mr. Puccinelli holds a bachelor’s degree from the University of California, Berkeley and a Master of Business Administration degree from Harvard Business School.

We believe Mr. Puccinelli is qualified to serve on the Board based on his broad professional experience within the insurance and financial services industries and services as an executive and board member to other technology companies.

CCC | 2021 PROXY STATEMENT	Page 11

Continuing Directors

Class II Directors (terms expiring in fiscal year 2023)

William Ingram

William Ingram began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since October 2020. From December 2015 to April 2020, Mr. Ingram served as the Chief Financial Officer of Avalara, Inc., a cloud-based SaaS company providing compliance solutions to customers worldwide. From April 2015 to December 2015, he served as the interim CFO for Khan Academy, a non-profit educational organization. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., including Executive Vice President and Chief of Strategy from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram also currently serves on the boards of directors of Avalara, Inc. and Paymentus. Mr. Ingram holds a bachelor’s degree in economics from Stanford University and a Master of Business Administration degree from Harvard Business School.

We believe Mr. Ingram is qualified to serve on the Board based on his professional experiences and services as a finance executive and board member.

Lauren Young

Lauren Young began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since December 2018. Ms. Young is a Managing Director of Advent International Corporation, which she joined in 2011 as Vice President. Prior to Advent, Ms. Young was a member of the US buyout fund at The Carlyle Group from 2006 through 2009 and served as an analyst at McColl partners from 2004 through 2006. Ms. Young also currently serves on the boards of directors of Definitive Healthcare, Forescout, P2 Energy, and Iodine Software. Ms. Young holds a bachelor’s degree from Davidson College and a Master of Business Administration degree from Harvard Business School.

We believe Ms. Young is qualified to serve on the Board based on her experience as an investor in, advisor to, and board member of other companies in the financial and technology industries.

CCC | 2021 PROXY STATEMENT	Page 12

Class III Directors (terms expiring in fiscal year 2024)

Githesh Ramamurthy

Githesh Ramamurthy began serving on our Board in July 2021, and as a member of the board of directors of our predecessor entities since 1999. Mr. Ramamurthy has served as Chairman of the Board since 2000, and as Chief Executive Officer since 1999. Mr. Ramamurthy joined CCC in 1992 and has held various management positions including Chief Technology Officer from 1992 until 1999 and President from 1997 until 2000. Prior to joining the Company, Mr. Ramamurthy was a founding member and head of technology for Sales Technologies, Inc., a leader in Sales Force Automation later acquired by Dun & Bradstreet. Mr. Ramamurthy holds a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology, a master’s degree in Computer Science from the Georgia Institute of Technology, and is an alumnus of Harvard Business School’s Executive Management Program.

We believe Mr. Ramamurthy is qualified to serve on the Board due to his extensive experience with the Company and extensive insurance industry, technological and financial experience.

Eileen Schloss

Eileen Schloss began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since August 2020. Ms. Schloss has served as an Operations Advisor to Advent International Corporation since December 2019. Ms. Schloss also currently serves on the boards of directors of Alteryx, Inc. Sprinklr, Inc. and Sharethrough, Inc. Prior to joining Advent, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc. from 2012 to 2017. Ms. Schloss served as Executive Vice President, Human Resources for Rovi Corporation from 2007 to 2012. Prior to that, Ms. Schloss served as Vice President, Administration for Caspian Networks, Inc. from 2002 to 2006. Ms. Schloss holds a bachelor’s degree in Organizational Behavior from the University of San Francisco and a master’s degree in Technology Management from Pepperdine University and is a NACD Board Governance Fellow.

We believe that Ms. Schloss is qualified to serve on the Board based on her extensive experience working for public companies in the software industry as a human resources professional.

Eric Wei

Eric Wei began serving on our Board in July 2021, and served as a member of the board of directors of our predecessor entity since 2017. Mr. Wei is a Partner at Advent International Corporation, where he has served in various roles since 2011. Prior to joining Advent, Mr. Wei served as a Principal of Sageview Capital from 2008 through 2011 and as Vice President at Bain Capital from 2005 through 2008. Mr. Wei also serves on the boards of directors of Tekion S.A., Conservice, LLC, Zenoti, P2 Energy, FinancialForce (Unit4) and Assembly. Mr. Wei holds a bachelor’s degree in economics from Stanford University and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.

We believe that Mr. Wei is qualified to serve on the Board based on his extensive experience as an advisor to, and on the boards of directors of, other companies within the technology and FinTech industries.

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Controlled Company; Independence Status

After the completion of the business combination, the Advent Investor continues to control a majority of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the NYSE’s corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements:

•	that a majority of its board of directors consist of independent directors,

•	that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities,

•	that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

We currently rely on this exemption with respect to the independence of members of the Nominating and Governance Committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Board Meetings and Committees

Our Board has an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2021, our Board held six meetings, our Audit Committee held eight meetings, our Nominating and Governance Committee held one meeting and our Compensation Committee held six meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In fiscal 2021, each director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.

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Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://ir.cccis.com/governance/governance-documents. Our website is not part of this notice and proxy statement.

The table below sets forth the composition of our Board committees as of April 14, 2022:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

Githesh Ramamurthy Chairman of the Board
Teri Williams
Christopher Egan
Steven Puccinelli
William Ingram	Chair
Lauren Young
Eileen Schloss		Chair
Eric Wei Presiding Director			Chair

CCC | 2021 PROXY STATEMENT	Page 15

Audit Committee

The members of our Audit Committee consist of William Ingram, Teri Williams and Steve Puccinelli. William Ingram serves as the Chair of the Audit Committee. Under the NYSE listing rules and applicable SEC rules, we are required to have at least three members of the Audit Committee. Each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Each of Mr. Ingram, Ms. Williams and Mr. Puccinelli is financially literate and each of them qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the Audit Committee, including:

•	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of the Compensation Committee are Eileen Schloss and Eric Wei. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two (2) members of the Compensation Committee, all of whom must be independent. Each of Ms. Schloss and Mr. Wei is independent. Ms. Schloss serves as Chair of the Compensation Committee.

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We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

•	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Githesh Ramamurthy, Eric Wei, Lauren Young and Teri Williams, of whom, Mrs. Young, Mr. Wei and Mrs. Williams are independent. Eric Wei serves as Chair of the Nominating and Governance Committee.

We have adopted a Nominating and Governance Committee charter, which details the purpose and responsibilities of the Nominating and Governance Committee, including:

•	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our Corporate Governance Guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

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Board Leadership Structure

The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our principal stockholders that currently make up our Board and our Board committee composition benefit the Company and its stockholders.

Independence

Our Board has an effective mix of independent directors and non-independent directors. Our Board includes (i) six representatives from the Advent Investor, including Teri Williams, William Ingram, Eileen Schloss, Christopher Egan, Lauren Young and Eric Wei and (ii) one representative from the OH Investor, Steven Puccinelli.

Chairman and Chief Executive Officer

With respect to the roles of Chairman of the Board and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the closing of the business combination, the roles of Chairman of the Board and Chief Executive Officer have been combined. We believe this board leadership structure is the most appropriate for the Company at this time because of the efficiencies achieved in having the roles of Chairman of the Board and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses enhances the decision-making processes of the board of directors as a whole.

Under our Corporate Governance Guidelines, during any period in which the roles of Chairman of the Board and Chief Executive Officer are combined, the Board will appoint a “presiding director” to ensure independent leadership in circumstances where it is appropriate for the Board to have a voice distinct from management. Eric Wei currently serves as our presiding director.

Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting of the Board by the audit committee. The audit committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.

CCC | 2021 PROXY STATEMENT	Page 18

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, privacy risks, and financial, tax and audit related risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://ir.cccis.com/governance/governance-documents. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website or in public filings.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

CCC Intelligent Solutions Holdings Inc.
167 N. Green Street, 9th Floor
Chicago, Illinois 60607
Telephone: (800) 621-8070
Attention: Board of Directors
c/o Chief Legal Officer

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

CCC | 2021 PROXY STATEMENT	Page 19

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company:

NAME	AGE	POSITION
Githesh Ramamurthy*	61	Chief Executive Officer
Brian Herb	49	Executive Vice President, Chief Financial and Administrative Officer
Barrett Callaghan	51	Executive Vice President, Markets and Customer Success
Mary Jo Prigge	64	Executive Vice President, Chief Services Delivery Officer
John Goodson	57	Senior Vice President, Chief Technology Officer
Marc Fredman	44	Senior Vice President, Chief Strategy Officer
Shivani Govil	51	Senior Vice President, Chief Product Officer

* See “—Election of Directors” for Mr. Ramamurthy’s biography.

CCC | 2021 PROXY STATEMENT	Page 20

Brian Herb

Brian Herb has served as our Executive Vice President, Chief Financial and Administrative Officer since February 2020. Prior to joining CCC, Mr. Herb served in various roles with Experian, most recently as CFO, North America from 2015 until 2020. Mr. Herb began his career in assurance services at Ernst & Young. Mr. Herb holds a bachelor’s degree in Accounting from Miami University of Ohio and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.

Barrett Callaghan

Barrett Callaghan has served as our Executive Vice President, Markets and Customer Success for the Insurance, Automotive, and OEM markets since 2021. Prior to this role, from 2012 to 2021, Mr. Callaghan was General Manager and Senior Vice President of the Insurance Services Group. Mr. Callaghan first joined CCC in 1993 and held various positions before departing in 2000 to join ProcessClaims as the Vice President of Sales. Mr. Callaghan rejoined the Company in 2006 as Group Vice President of Sales following CCC’s acquisition of ProcessClaims. Mr. Callaghan holds a bachelor’s degree from Eastern Illinois University.

Mary Jo Prigge

Mary Jo Prigge has served as our Executive Vice President, Chief Service Delivery Officer since 2021. She previously served as CCC’s President of Service Operations from 2000 until 2021. Ms. Prigge joined the Company in 1998 as Executive Vice President of Operations and has held several leadership positions over her tenure. Prior to joining the Company, Ms. Prigge held various positions in the auto glass replacement industry, including as Senior Vice President at Safelite Auto Glass in 1998, Vistar/USA-GLAS from 1991 to 1998, and AM International, Inc. Ms. Prigge served on the Board of Trustees and is past Vice Chair and treasurer of the Collision Repair Education Foundation. Ms. Prigge holds a bachelor’s degree in Marketing from the Kelley School of Business at Indiana University.

CCC | 2021 PROXY STATEMENT	Page 21

John Goodson

John Goodson has served as our Senior Vice President, Chief Technology Officer since August 2021. He previously served as CCC’s Senior Vice President, Product Development from August 2020 until August 2021. Prior to joining the Company, Mr. Goodson Served as Senior Vice President and General Manager for Products and Customer Engagement Solutions at Verint from May 2015 until August 2020 and held various positions, including Chief Product Officer and Chief Technology Officer at Progress Software, from 2003 through 2015. Mr. Goodson holds a bachelor’s degree in Computer Science from the Virginia Polytechnic Institute and State University.

Marc Fredman

Marc Fredman has served as our Senior Vice President, Chief Strategy Officer and has been responsible for strategy, new markets, mergers and acquisitions, and alliances since 2021. Prior to this role, from 2017 to 2021, Mr. Fredman was Senior Vice President of Strategy, Product Management and Marketing. Mr. Fredman joined CCC in 2014 as Senior Vice President, Corporate Strategy and Development. Prior to joining the Company, Mr. Fredman held various roles with The Boston Consulting Group from 2004 to 2014, most recently serving as Principal in the technology and corporate development practices. Prior to The Boston Consulting Group Mr. Fredman was with Bank One, most recently as Vice President of Healthcare Business Development. Mr. Fredman holds a bachelor’s degree in honors philosophy from Georgetown University and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.

Shivani Govil

Shivani Govil has served as our Senior Vice President, Chief Product Officer since March 2021. Prior to joining CCC, Ms. Govil served in leadership roles at global software technology firms. Most recently, Ms. Govil was Executive Vice-President, Emerging Technology, Ecosystem & Digital Services for Sage Software. Prior to that, Ms. Govil worked at SAP AG for over a decade, in various roles, across mobile, analytics, AI, etc. and was Global VP, AI and Cognitive Products for SAP Ariba. Ms. Govil also served as Director, Corporate Strategy & Development of Agile Software from 2004 through its acquisition by Oracle in 2007. Ms. Govil’s early career included positions at two Silicon Valley startups and as a business and strategy consultant at Andersen. Ms. Govil holds a master’s degree in engineering from Princeton University and a bachelor’s degree in engineering from the Indian Institute of Technology, Bombay.

CCC | 2021 PROXY STATEMENT	Page 22

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

We are currently considered an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two most highly compensated officers other than our Chief Executive Officer (collectively, our “Named Executive Officers” or “NEOs”). For the fiscal year ended December 31, 2021, our Named Executive Officers and their positions were as follows:

•	Githesh Ramamurthy, Chief Executive Officer, Chairman of the Board

•	Brian Herb, Executive Vice President, Chief Financial and Administrative Officer, and

•	Barrett Callaghan, Executive Vice President, Markets and Customer Success. (a)

The objective of CCC’s executive compensation program is to provide a total compensation package to each NEO that will enable CCC to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our shareholders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for the attainment of specified performance goals. The compensation committee of the Board determines the compensation for Messrs. Herb and Callaghan. Mr. Ramamurthy’s compensation is recommended by the compensation committee and determined by the Board.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2021 and December 31, 2020.

YEAR	SALARY $ (1)	BONUS $ (2)	STOCK AWARDS $ (3)	OPTION AWARDS $ (4)	NON-EQUITY INCENTIVE PLAN COMPENSATION $ (5)	ALL OTHER COMPENSATION $ (6)	TOTAL $
	Githesh Ramamurthy Chief Executive Officer
2021	806,140	675,000	131,860,500	1,622,396	746,800	1,394,239	137,105,076
2020	782,661				704,590	16,023	1,503,274
	Brian Herb Executive Vice President, Chief Financial and Administrative Officer
2021	562,693	600,000	3,423,750		260,636	10,138	4,857,217
2020	473,846	300,000	1,560,000	1,494,480	247,500	21,105	4,096,931
	Barrett Callaghan Executive Vice President, Markets and Customer Success
2021	415,112		3,138,438		192,499	560,010	4,306,058
2020	377,478			459,840	212,390	16,845	1,066,553

(a) Mr. Callaghan was promoted to this position on February 3, 2021, and previously served as CCC’s General Manager and Senior Vice President of the Insurance Services Group.

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(1)	Amounts in this column represent the annual base salary earned by each NEO. On March 21, 2021, Mr. Ramamurthy and Mr. Herb each received a merit base salary increase of 3%, and Mr. Callaghan received a base salary increase of 12% in connection with his promotion to Executive Vice President, Markets and Customer Success. Merit increases are calculated on the basis of an individual's annual salary then in effect, not on actual amounts received in the prior year.

(2)	Mr. Ramamurthy and Mr. Herb each received a transaction bonus in connection with the consummation of the business combination, in the amount of $675,000 and $600,000, respectively.

(3)	Amounts in this column represent the aggregate grant date fair value of stock awards granted to the NEOs in 2021, computed in accordance with FASB ASC Topic 718. The grant date fair value for awards of time-based restricted stock units (“RSUs”) and awards of performance-based restricted stock units (“PSUs”) that vest based on the achievement of CCC’s compound annual revenue growth rate percentage and minimum EBITDA margin targets during a specified performance period is calculated using the closing market price of our common stock on the grant date. The grant date fair value for awards of PSUs that vest based on the achievement of CCC’s total shareholder return during a specified performance period is estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions, as determined in accordance with FASB Topic 718. For additional information on the valuation assumptions for these awards, see Note 20 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2021. The maximum value of the PSUs granted to the NEOs, based on the original grant date fair value, is $143,928,000 for Mr. Ramamurthy, $3,364,500 for Mr. Herb, and $3,084,125 for Mr. Callaghan. For Mr. Ramamurthy, the amount in this column also includes the value of an award of unrestricted shares, with a grant date fair value of $8,044,500, granted to Mr. Ramamurthy in 2021.

(4)	Amounts in this column represent the aggregate grant date fair value for option awards granted to the NEOs, computed in accordance with FASB ASC Topic 718. A discussion of the methodology for determining grant date fair value may be found in Note 20 (Stock Incentive Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(5)	Amounts in this column represent performance-based annual cash bonuses earned in 2020 and 2021 by each of the NEOs pursuant to CCC’s annual incentive plan.

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(6)	The amounts in this column are comprised of the following:

NAME	YEAR	INDIVIDUAL SUPP. DISABILITY PREMIUMS $	401(K) MATCH $	ONE-TIME PAYMENT $ (a)	HEALTH CLUB REIMB. $	HEALTH CLUB GROSS UP $	HQ PARKING REIMB. $	HQ PARKING GROSS UP $	TOTAL $
Githesh Ramamurthy Chief Executive Officer	2021	5,100	8,700	1,377,492	199	129	1,560	1,059	1,394,239
Brian Herb Executive Vice President, Chief Financial and Administrative Officer	2021	887	8,700				390	162	10,138
Barrett Callaghan Executive Vice President, Markets and Customer Success	2021	4,396	8,700	544,105	1,596	661	390	162	560,010

(a) In connection with special dividends paid in March 2021 and August 2021 to stockholders of Cypress Holdings Inc. (“Cypress Holdings”), certain option holders received a one-time cash payment to compensate for the reduction in the fair value of the underlying shares without a corresponding decrease in the exercise price, which one-time cash payment was paid substantially concurrently with the closing of the business combination. In accordance with the foregoing, Mr. Ramamurthy and Mr. Callaghan received the following cash payments, respectively: $1,377,492 and $544,105.

CCC | 2021 PROXY STATEMENT	Page 25

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding outstanding equity-based awards held by the NEOs as of December 31, 2021.

	OPTION AWARDS (1)					STOCK AWARDS
									EQUITY
									INCENTIVE
								EQUITY	PLAN
	NUMBER OF SECURITIES							INCENTIVE	AWARDS:
	UNDERLYING UNEXERCISED							PLAN	MARKET
	OPTIONS		EQUITY					AWARDS:	OR PAYOUT
			INCENTIVE					NUMBER OF	VALUE OF
			PLAN					UNEARNED	UNEARNED
			AWARDS:				MARKET	SHARES,	SHARES,
			NUMBER OF			NUMBER OF	VALUE OF	UNITS OR	UNITS
			SECURITIES			SHARES	SHARES OR	OTHER	OR OTHER
			UNDERLYING			OR UNITS OF	UNITS OF	RIGHTS	RIGHTS
			UNEXERCISED	OPTION	OPTION	STOCK THAT	STOCK THAT	THAT	THAT HAVE
			UNEARNED	EXERCISE	EXPIRATION	HAVE NOT	HAVE NOT	HAVE NOT	NOT VESTED
DATE	EXERCISABLE	UNEXERCISABLE	OPTIONS	PRICE	DATE	VESTED	VESTED (2)	VESTED	(2)

	Githesh Ramamurthy Chief Executive Officer
7/10/2017 (3)	7,492,115	1,873,028		$2.50	7/10/27
7/10/2017 (4)	9,365,143			$2.50	7/10/27
1/13/2021 (5)	442,034			$8.58	1/13/31
10/21/2021 (6)						2,400,000	$27,336,000
10/21/2021 (7)								4,800,000	$54,672,000
10/21/2021 (8)								1,200,000	$13,668,000
	Brian Herb Executive Vice President, Chief Financial and Administrative Officer
4/1/2020 (3)	110,679	442,715		$4.05	4/1/30
4/1/2020 (4)	553,394			$4.05	4/1/30
10/21/2021 (6)						150,000	$1,708,500
10/21/2021 (7)								75,000	$854,250
10/21/2021 (8)								37,500	$427,125
	Barrett Callaghan Executive Vice President, Markets and Customer Success
7/10/2017 (3)	681,101	170,275		$2.50	7/10/27
7/10/2017 (4)	851,376			$2.50	7/10/27
4/1/2020 (3)	34,055	136,220		$4.05	4/1/30
4/1/2020 (4)	170,275			$4.05	4/1/30
10/21/2021 (6)						137,500	$1,566,125
10/21/2021 (7)								68,750	$783,063
10/21/2021 (8)								34,375	$391,531

CCC | 2021 PROXY STATEMENT	Page 26

(1)	In connection with the business combination, each option granted under the 2017 Option Plan to purchase shares of Cypress Holdings stock was assumed by CCC and converted into an option under CCC’s 2021 Incentive Equity Plan (the “2021 Plan”) to purchase a specified number of shares of CCC’s common stock, based on the exchange ratio of 1:340.5507, rounded down to the nearest whole number of shares. For more information on this conversion of equity awards, see Note 3 to our Consolidated Financial Statements in the Annual Report on Form 10-K for the year-ended December 31, 2021.

(2)	Amounts in this column were calculated using CCC’s closing stock price of $11.39 as of December 31, 2021.

(3)	Represents grants of time-based stock options granted under the 2017 Option Plan, each of which vest 20% on each of the first five anniversaries of the applicable vesting commencement date which, for options granted on July 10, 2017 is April 27, 2017 and for options granted on April 1, 2020 is April 1, 2020, in each case, subject to continued employment through the applicable vesting date.

(4)	Represents awards of performance-based stock options granted under the 2017 Option Plan, 100% of which were deemed to vest in connection with the consummation of the business combination and are fully vested.

(5)	Represents an award of performance-based stock options granted under the 2017 Option Plan, 100% of which was deemed to vest in connection with the consummation of the business combination and is fully vested.

(6)	Represents awards of RSUs granted under the 2021 Plan, each of which vest 25% on each of the first four anniversaries of July 30, 2021, subject to continued employment through the applicable vesting date.

(7)	Represents awards of PSUs under the 2021 Plan, which vest based on the achievement of CCC’s compound annual revenue growth rate percentage (“Revenue CAGR”) and minimum EBITDA margin targets during the period beginning on January 1, 2021 and ending on December 31, 2023, subject to continued employment through the date the Board certifies the achievement of the performance conditions. For Mr. Ramamurthy, 25% of the target number of PSUs will vest at minimum achievement, 100% will vest at target achievement, and 150% will vest at maximum achievement. For Messrs. Herb and Callaghan, 50% of the target number of PSUs will vest at minimum achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect the number of PSUs that would vest if the target level of performance is achieved.

(8)	Represents awards of PSUs under the 2021 Plan, which vest based on the achievement of CCC’s total shareholder return (“TSR”) during the period beginning on August 2, 2021 and ending on December 31, 2023, subject to continued employment through the date the Board certifies the achievement of the performance conditions. For Mr. Ramamurthy, 25% of the target number of PSUs will vest at minimum achievement, 100% will vest at target achievement, and 150% will vest at maximum achievement. For Messrs. Herb and Callaghan, 50% of the target number of PSUs will vest at minimum achievement, 100% will vest at target achievement, and 200% will vest at maximum achievement. Amounts shown above reflect the number of PSUs that would be earned if the minimum level of performance is achieved.

CCC | 2021 PROXY STATEMENT	Page 27

Narrative Disclosure to the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table

2021 Compensation

For the fiscal year ended December 31, 2021, CCC’s compensation program for our NEOs consisted of base salary, incentive compensation delivered in the form of an annual cash bonus, time- and performance-based restricted stock units, a one-time grant of performance-based stock options (for Mr. Ramamurthy), and a one-time transaction bonus paid out in connection with the consummation of the business combination (for Messrs. Ramamurthy and Herb), each as described below:

Base Salary

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the applicable NEO’s duties and authorities, contributions, prior experience and sustained performance.

Annual Incentive Plan

CCC’s annual incentive plan provides for the payment of cash incentive awards determined pursuant to a formulaic plan based on the applicable NEO’s pre-defined target bonus opportunity and the compensation committee’s determination of the appropriate awards for the applicable year, as may be adjusted up or down by an individual performance multiplier determined by the compensation committee. Under the annual incentive plan, each of the NEOs was eligible for a target cash incentive award set at 100% of base salary for Mr. Ramamurthy and 50% of base salary for each of Messrs. Herb and Callaghan. The financial performance measures for 2021 were as follows: revenue (weighted at 50%) and adjusted EBITDA (weighted at 50%). In March 2022, the compensation committee certified that CCC’s achievement of the 2021 performance metrics was 92.6% and accordingly approved payment of the 2021 annual incentive awards to each of our NEOs as follows:

•	Mr. Ramamurthy received 92.6% of his target cash incentive (92.6% company performance and 100% individual performance multiplier).

•	Mr. Herb received 92.6% of his target cash incentive (92.6% company performance and 100% individual performance multiplier).

•	Mr. Callaghan received 92.6% of his target cash incentive (92.6% company performance and 100% individual performance multiplier).

Transaction Bonus

Mr. Ramamurthy and Mr. Herb each received a transaction bonus in connection with the consummation of the business combination, in the amount of $675,000 and $600,000, respectively.

Equity-Based Compensation

Prior to the consummation of the business combination, Mr. Ramamurthy received a grant of stock options under the 2017 Option Plan (as defined below) in January 2021. Following the business combination, in October 2021 we granted RSUs and PSUs to each of our NEOs under the 2021 Plan.

CCC | 2021 PROXY STATEMENT	Page 28

The compensation committee chose an award mix consisting of approximately 80% PSUs and 20% RSUs for Mr. Ramamurthy and 50% PSUs and 50% RSUs for each of the other NEOs, as reflected in the table below.

NAME	TSR PSUS (1)	REVENUE CAGR PSUS (2)	RSUS (3)
Githesh Ramamurthy Chief Executive Officer	4,800,000	4,800,000	2,400,000
Brian Herb Executive Vice President, Chief Financial and Administrative Officer	75,000	75,000	150,000
Barrett Callaghan Executive Vice President, Markets and Customer Success	68,750	68,750	137,500

(1)	Earned based on CCC’s TSR during the period from August 2, 2021 through Dec. 31, 2023. For Mr. Ramamurthy, 25% of the target number of TSR PSUs will vest at minimum achievement and 150% will vest at maximum achievement. For Messrs. Herb and Callaghan, 50% of the target number of TSR PSUs will vest at minimum achievement and 200% will vest at maximum achievement.

(2)	Earned based on CCC’s Revenue CAGR and a minimum EBITDA margin target during the period from January 1, 2021 through Dec. 31, 2023. For Mr. Ramamurthy, 25% of the target number of Revenue CAGR PSUs will vest at minimum achievement and 150% will vest at maximum achievement. For Messrs. Herb and Callaghan, 50% of the target number of Revenue CAGR PSUs will vest at minimum achievement and 200% will vest at maximum achievement.

(3)	Vest 25% on each of the first four anniversaries of July 30, 2021, subject to continued employment through the applicable vesting date.

In connection with the grant of his October 2021 equity awards, Mr. Ramamurthy has agreed to the following terms and conditions:

•	Mr. Ramamurthy will not be eligible to receive any additional incentive equity grants from CCC until July 30, 2025;

•	Following July 30, 2025, Mr. Ramamurthy will be eligible to receive an incentive equity grant only if CCC’s stock price is equal to or greater than $25 per share on the applicable date of grant; and

•	Beginning in 2022, Mr. Ramamurthy will no longer be eligible to participate in CCC’s annual incentive plan (or any other similar plan, program or policy) during his employment or service with CCC, and any cash compensation received by Mr. Ramamurthy will be limited solely to base salary.

For further information regarding the NEO’s equity awards, see the “Outstanding Equity Awards at 2021 Fiscal-Year End Table” above.

CCC | 2021 PROXY STATEMENT	Page 29

Employment Agreements

We have entered into employment agreements with each of our NEOs which are summarized below.

Githesh Ramamurthy

In April 2017, we entered into an employment agreement with Mr. Ramamurthy to serve as our Chief Executive Officer, Chairman of the Board. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $721,092, subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 100% of base salary. Mr. Ramamurthy’s annual base salary was increased to $787,957 in March 2020, and to $811,595 in March 2021.

Under his employment agreement, Mr. Ramamurthy is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 24 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Mr. Ramamurthy’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

Brian Herb

In January 2020, we entered into an employment agreement with Mr. Herb to serve as our Executive Vice President, Chief Financial Officer and Chief Administrative Officer. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an annual base salary of $550,000, subject to annual review and increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary. Mr. Herb’s annual base salary was increased to $566,500 in March 2021. The employment agreement also provided for a sign-on cash bonus of $300,000, which replaced the bonus Mr. Herb would have earned from his former employer in the second quarter of 2020.

Under his employment agreement, Mr. Herb is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Mr. Herb’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

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Barrett Callaghan

In April 2017, we entered into an employment agreement with Mr. Callaghan to serve as our General Manager and Senior Vice President of Insurance Services Group. On February 3, 2021, Mr. Callaghan was promoted to Executive Vice President, Markets and Customer Success. The employment agreement provides for an initial three-year term, with automatic one-year renewals. The employment agreement also provides for an initial annual base salary of $347,783, subject to increase by the Board from time to time, and an annual target bonus opportunity of 50% of base salary. Mr. Callaghan’s annual base salary was increased to $380,031 in March 2020, and to $425,636 in March 2021.

Under his employment agreement, Mr. Callaghan is subject to certain restrictive covenants, including (i) non-competition, non-solicitation and non-hire of employees, and non-solicitation of business relationships of CCC, in each case, during employment and for 12 months thereafter, (ii) perpetual non-disclosure of confidential information, and (iii) assignment of intellectual property.

Mr. Callaghan’s employment agreement also provides for certain severance benefits upon the occurrence of specified termination events, as described further in the “Potential Payments Upon Termination or Change in Control” section below.

Incentive Equity Plans

2017 Stock Option Plan

In connection with the consummation of the business combination, all outstanding stock options granted under Cypress Holdings’ 2017 Stock Option Plan (the “2017 Option Plan”) were assumed by CCC under the 2021 Plan, generally subject to the terms and conditions in effect for such stock options prior to the business combination. The 2017 Option Plan was subsequently cancelled and no new options may be issued thereunder.

In January 2021, prior to the consummation of the business combination, we granted an award of stock options to Mr. Ramamurthy under the 2017 Option Plan, as further described in the “Outstanding Equity Awards at 2021 Fiscal-Year End Table” above.

2021 Incentive Equity Plan

In connection with the business combination, our shareholders approved the 2021 Plan, which provides for grants of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash-based awards. Each of our NEOs are eligible to participate in the 2021 Plan. The compensation committee has been appointed as the “Administrator” of the 2021 Plan. As permitted under the 2021 Plan, the authority to grant and amend certain awards has been delegated to a committee of CCC management.

CCC | 2021 PROXY STATEMENT	Page 31

In October 2021, we granted RSUs and PSUs to each of our NEOs under the 2021 Plan, as further described in the “Outstanding Equity Awards at 2021 Fiscal-Year End Table” above.

In March 2022, all of the outstanding RSU and PSU award agreements granted under the 2021 Plan, including the RSU and PSU award agreements granted to our NEOs in October 2021, were amended to include a new definition of “disability” and “cause”.

Employee Benefits and Perquisites

Our NEOs participate in the employee benefit programs generally available to CCC’s employees, including a tax-qualified 401(k) plan. Additionally, each of our NEOs receive matching contributions under the 401(k) plan in an amount equal to 3% of the first 6% contributed. CCC provides limited additional perquisites and other personal benefits to its NEOs, as further described in the “Summary Compensation Table” above.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Each of the NEO’s employment agreements provide for certain severance benefits upon the occurrence of specified termination events, as summarized below.

In the event Mr. Ramamurthy is terminated without “cause” or he resigns for “good reason” (each as described generally below and defined in the employment agreement), Mr. Ramamurthy is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the sum of his base salary and target annual cash bonus at the time of termination, divided by (y) 12, payable in equal monthly installments over 24 months, (ii) a lump sum cash payment equal to the pro rata portion of the amount, if any, of the annual cash bonus that he would have been entitled to for the fiscal year in which such termination occurs had his employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 24 months, subject in each case to his timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).

For the purposes of Mr. Ramamurthy’s employment agreement, “cause” generally means his (i) gross negligence or willful and continued failure to substantially perform his duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) willful misconduct which is demonstrably and materially injurious to CCC; (iii) engagement in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conforms to the standard of senior executives; or (iv) commission of a material act of dishonesty or breach of trust resulting or intending to result in his personal benefit or enrichment at the expense of CCC.

For the purposes of Mr. Ramamurthy’s employment agreement, “good reason” generally means his voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) material change or reduction or alteration in his duties, authorities, responsibilities and status from those in effect at the time of the effective date of the employment agreement, with the result that he makes a good faith determination (by written notice to the Board) that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately prior to such material diminution; (ii) the failure of CCC to comply with the compensation-related provisions of his employment agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is promptly remedied after receipt of written notice; (iii) a change in his reporting responsibilities such that he no longer reports to the Board; or (iv) he is required to relocate his personal residence outside of a fifty-mile radius of CCC’s principal place of business. In order to resign for “good reason,” Mr. Ramamurthy must provide written notice of his intention to resign for “good reason” to the Board and CCC must fail to cure the circumstances giving rise to “good reason” within 30 days from receipt of such notice.

CCC | 2021 PROXY STATEMENT	Page 32

In the event Messrs. Herb or Callaghan is terminated without “cause” or the applicable executive resigns for “good reason” (each as described generally below and defined in the employment agreement), the applicable executive is eligible to receive (i) a monthly cash severance payment in an amount equal to the quotient of (x) the applicable executive’s base salary at the time of termination, divided by (y) 12, payable in equal monthly installments over 12 months, (ii) a lump sum cash payment equal to the amount, if any, of the greater of the pro rata target annual cash bonus or the amount of the actual annual cash bonus that the applicable executive would have been entitled to had his employment terminated after the bonus payment date, payable in accordance with the standard policies of CCC, and (iii) subsidized COBRA premiums for up to 12 months, subject in each case to his timely execution and non-revocation of a general release of claims in favor of CCC and compliance with the terms of the employment agreement (including the restrictive covenants contained therein).

For the purposes of Messrs. Herb’s or Callaghan’s employment agreements, “cause” generally means Mr. Herb’s or Mr. Callaghan’s (i) conviction of, or plea of guilty or no contest to any felony; (ii) commission of fraud involving dishonesty that is injurious to CCC; (iii) willful and continual refusal to perform his duties for CCC; or (iv) conduct that is materially injurious to CCC.

For the purposes of Messrs. Herb’s or Callaghan’s employment agreements, “good reason” generally means a voluntary resignation within 90 days following the existence of one or more of the following conditions: (i) a change in the applicable executive’s position or an assignment of duties constituting material reduction in his position, duties or responsibilities from those in effect at the time of his current position; or (ii) a material reduction in the applicable executive’s base salary; provided, that for purposes of clause (i) of the definition of “good reason,” in order to resign for “good reason,” Mr. Herb or Mr. Callaghan must provide written notice to the Board within 30 days of being notified of the condition giving rise to “good reason” and CCC must fail to cure within 30 days from receipt of such notice.

Incentive Equity Awards

Each of our NEO’s RSU and PSU award agreements provide for certain treatment upon the occurrence of specified termination events or a change in control.

In the event an NEO’s employment is terminated as result of their death or disability, (i) the portion of the RSUs that would have vested on the first vesting date following such termination will vest, and any then-unvested RSUs will be forfeited, and (ii) any outstanding PSUs will vest based on target achievement and prorated based on the number of days the applicable NEO is employed during the applicable performance period, and any then-unvested PSUs will be forfeited.

CCC | 2021 PROXY STATEMENT	Page 33

Upon the occurrence of a change in control, (i) to the extent the RSUs are not assumed by the surviving entity in connection with such change in control, any unvested RSUs will immediately vest as of the date of such change in control, subject to continued employment through the date of such change in control, or (y) to the extent the RSUs are assumed by the surviving entity in connection with such change in control, the assumed RSUs will be subject to the same vesting schedule as set forth in the applicable grant agreement, unless otherwise set forth in the applicable transaction agreement, and upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested assumed RSUs will immediately vest.

Upon the occurrence of a change in control, (i) to the extent the PSUs are not assumed by the surviving entity in connection with such change in control, a number of the PSUs will vest and be settled in cash calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the foregoing calculation, any then-unvested PSUs will be immediately forfeit, or (ii) to the extent the PSUs are assumed by the surviving entity in connection with such change in control, the PSUs will be converted into RSUs, with the number of units to be converted calculated based on the greater of actual or target performance as of the date of such change in control, subject to continued employment through the date of such change in control, and after giving effect to the foregoing calculation, any then-unvested PSUs will be immediately forfeit, and the converted RSUs will vest on December 31, 2023, subject to continued employment through such vesting date; provided, that upon a termination of the applicable NEO’s employment without cause within the one-year period following such change in control, any unvested converted RSUs will immediately vest.

Director Compensation

The following table provides information regarding compensation earned by our non-employee directors for their board service during the year ended December 31, 2021.

	FEES EARNED OR PAID IN	OPTION	STOCK
NAME	CASH $ (1)	AWARDS $ (2)	AWARDS $ (3)	TOTAL $

Eileen Schloss	60,000		319,275	379,275
William Ingram	60,000	624,958	319,275	1,004,233
Teri Williams	58,333	624,958	290,250	973,541

CCC | 2021 PROXY STATEMENT	Page 34

(1)	Represents the $15,000 quarterly retainer paid to each of our eligible non-employee directors during fiscal year 2021 for their service on the Board. Ms. Williams’ payments were prorated based on the commencement of her directorship in January 2021.

(2)	Represents the aggregate grant date fair value of options granted to Mr. Ingram and Ms. Williams in January 2021 under the 2017 Option Plan (which were converted to options under the 2021 Plan as described below), computed in accordance with FASB ASC Topic 718. The options vest 20% on the first five anniversaries of January 13, 2021, subject to continued service through the applicable vesting date. In connection with the business combination, each option granted under the 2017 Option Plan to purchase shares of Cypress Holdings stock was assumed by CCC and converted into an option under the 2021 Plan to purchase a specified number of shares of CCC’s common stock, based on the exchange ratio of 1:340.5507, rounded down to the nearest whole number of shares. For more information on this conversion of equity awards, see Note 3 to our Consolidated Financial Statements in the Annual Report on Form 10-K for the year-ended December 31, 2021. Mr. Ingram and Ms. Williams each held 170,275 outstanding options to purchase shares of CCC as of December 31, 2021. Ms. Schloss held 170,274 outstanding options to purchase shares of CCC as of December 31, 2021.

(3)	Represents the aggregate grant date fair value of the RSUs granted to certain of our non-employee directors in October 2021, computed in accordance with FASB ASC Topic 718. See Note 20 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of all assumptions made by us in determining the grant date fair value of the RSUs. The aggregate number of outstanding RSUs held by each non-employee director in the table above as of December 31, 2021 were, for Ms. Schloss: 27,500, Mr. Ingram: 27,500, and Ms. Williams: 25,000, and in each case such RSUs will become fully vested on July 30, 2022, subject to continued service through such vesting date.

In connection with the close of the Business Combination, we adopted a non-employee director compensation policy. Under the policy, we pay each of our non-employee directors a $15,000 cash quarterly retainer for their service on the Board. In addition, each of our non-employee directors are eligible to receive an annual equity grant in the form of RSUs for their board service, with a grant date fair value equal to $250,000, which fully vests on the first anniversary of the grant, subject to continued service through such vesting date. In addition, the chair of the compensation and audit committees of the Board also receive an annual equity grant in the form of RSUs for such service, with a grant date fair value equal to $25,000, which fully vests on the first anniversary of the grant, subject to continued service through such vesting date. Directors who are employed by us or who are appointed by the Advent Investor, OH Investor, and the TCV Investor are not compensated for their service on the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 30, 2022 for:

•	each person or group known to us who beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 613,565,046 shares of common stock outstanding as of March 30, 2022.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of March 30, 2022, as well as shares of common stock underlying restricted stock units (“RSUs”) that will vest within 60 days of March 30, 2022, are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

NAME (1)	NUMBER OF SHARES	PERCENTAGE
Githesh Ramamurthy (2)	35,387,164	5.59%
Brian Herb (3)	1,115,301	*
Barrett Callaghan (4)	2,962,789	*
Steven Puccinelli
William Ingram (5)	34,055	*
Eileen Schloss (6)	102,164	*
Teri Williams (7)	34,055	*
Christopher Egan
Eric Wei
Lauren Young

All directors and executive officers (15 persons) (8)	43,444,590	6.81%
Five Percent Holders:
Affiliates of Advent Investors (9)	373,134,844	60.81%
OH Cypress Aggregator, L.P. (10)	53,082,833	8.65%
TCV Investor (11)	53,082,832	8.65%
Dragoneer Investment Group LLC (12)	50,383,324	7.98%

* Less than 1%

CCC | 2021 PROXY STATEMENT	Page 36

(1)	Unless otherwise noted, the business address of each of the directors and officers is 167 N. Green Street, 9th Floor, Chicago, Illinois 60607. The table excludes (i) the contingent right of Mr. Ramamurthy, Mr. Herb and Mr. Callaghan to receive an aggregate of up to 581,070, 38,632 and 81,748 shares based on the Company achieving certain trading price targets for its common stock or undergoing a change of control (“CCC Earnout Shares”), respectively and (ii) shares of common stock underlying performance restricted stock units, which represent a contingent right to receive a number of shares of common stock, cash or a combination thereof based on total shareholder return realized by stockholders over a specified period.

(2)	Includes (i) 16,214,844 shares of the common stock and (ii) 19,172,320 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of March 30, 2022.

(3)	Includes (i) 340,550 shares of the common stock and (ii) 774,751 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of March 30, 2022.

(4)	Includes (i) 1,021,652 shares of the common stock and (ii) 1,941,137 shares of the common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of March 30, 2022.

(5)	Represents 34,055 shares of common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of March 30, 2022.

(6)	Represents 102,164 shares of common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of March 30, 2022.

(7)	Represents 34,055 shares of common stock underlying stock options are currently exercisable or that will become exercisable within 60 days of March 30, 2022.

(8)	Includes (i) 18,804,736 shares of common stock and (ii) 24,639,854 shares common stock underlying stock options that are currently exercisable or that will become exercisable within 60 days of March 30, 2022.

CCC | 2021 PROXY STATEMENT	Page 37

(9)	Information based on an amendment to Schedule 13D filed by Advent International Corporation with the SEC on August 9, 2021. Cypress Investor Holdings, L.P. (“Cypress Investor”), Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”) GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”) and Sunley House Capital Master Fund Limited Partnership (“Sunley House Master Fund”) are the record holders of 273,339,593 shares, 8,645,086 shares 90,650,165 shares and 500,000 shares of the Common Stock, respectively. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares. GPE VIII GP S.à r.l. is the general partner the of Advent Luxembourg Funds and Advent International VIII-C. GPE VIII GP Limited Partnership is the general partner of the Advent Cayman Funds, and GPE VIII CCC Co-Investment. AP GPE VIII GP Limited Partnership is the general partner of the Advent Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Sunley House Capital GP LP (“Sunley House GP LP”), as general partner of Sunley House Master Fund, Sunley House Capital GP LLC (“Sunley House GP LLC”), as general partner of Sunley House GP LP, and Sunley House Capital Management LLC (“Sunley House Manager”), as investment manager to Sunley House Master Fund, may be deemed to beneficially own the shares held directly by Sunley House Master Fund. Advent International Corporation is the manager of Advent International GPE VIII, LLC and is the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd. and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the Sunley House Master Fund. The foregoing excludes the contingent right of Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment to receive an aggregate of up to 9,919,012 CCC Earnout Shares. Voting and investment decisions by Advent International Corporation are made by a number of individuals currently comprised of John L. Maldonado, David M. McKenna and David M. Mussafer. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

(10)	Information based on an amendment to Schedule 13D filed by OH Cypress Aggregator, L.P. with the SEC on August 9, 2021. OH Cypress Aggregator, L.P. is beneficially owned by Oak Hill Capital Partners IV (Onshore), L.P., Oak Hill Capital Partners IV (Onshore Tax Exempt), L.P., Oak Hill Capital Partners IV (Offshore), L.P., Oak Hill Capital Partners IV (Offshore 892), L.P., Oak Hill Capital Partners IV (Management), L.P. (together, including OH Cypress Aggregator, the “Oak Hill Fund IV Entities”) and certain of their co-investors. The general partner of each of the Oak Hill Fund IV Entities is OHCP GenPar IV, L.P. (the “Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP IV, Ltd. (the “Oak Hill UGP”). The foregoing excludes the contingent right of OH Cypress Aggregator, L.P. to receive an aggregate of up to 1,412,990 CCC Earnout Shares. The three managing partners of Oak Hill, Tyler Wolfram, Brian Cherry and Steven Puccinelli, serve as the directors of the Oak Hill UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Fund IV Entities. The address for these entities is 65 East 55th Street, 32nd Floor, New York, NY 10022.

(11)	Information based on an amendment to Schedule 13D filed by Technology Crossover Management IX, Ltd. with the SEC on August 9, 2021. The general partner of TCV Member Fund, L.P. (the “Member Fund”) is Technology Crossover Management IX, Ltd. (“Management IX”), and the general partner of each of TCV IX, L.P., TCV IX (A), L.P., and TCV IX (B), L.P. (together with the Member Fund, the “TCV IX Funds”) is Technology Crossover Management IX, L.P. (“TCM IX”). The general partner of TCM IX is Management IX. Management IX and TCM IX may be deemed to beneficially own the securities held by the TCV IX Funds directly or indirectly controlled by them, but each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The foregoing excludes the contingent right of the TCV Investor to receive an aggregate of up to 1,412,988 CCC Earnout Shares. Jay C. Hoag, Jon Q. Reynolds Jr., Timothy P. McAdam and Christopher P. Marshall are the Class A Directors of Management IX, and each disclaims beneficial ownership of the securities held by the TCV IX Funds except to the extent of his pecuniary interest therein. The address of the entities named in this footnote is 250 Middlefield Road, Menlo Park, CA 94025.

(12)	Information based on an amendment to Schedule 13G filed by Dragoneer Investment Group, LLC (“Dragoneer Advisor”) with the SEC on February 14, 2022. Consists of (i) 17,800,000 warrants to purchase common stock and (ii) 32,583,324 shares of common stock. Dragoneer Funding I LLC directly holds 32,572,716 shares of common stock and warrants exercisable for 17,800,000 common stock. Dragoneer Funding LLC directly holds 10,608 shares of common stock. Dragoneer Adviser is the investment adviser to certain funds that hold membership interests in Dragoneer Funding I LLC and Dragoneer Funding LLC. Dragoneer Funding I, LLC is controlled by Marc Stad. Mr. Stad may be deemed to share voting and dispositive power with respect to the securities held by such entity. The business address of Dragoneer Advisor and Mr. Stad is c/o Dragoneer Investment Group, LLC, One Letterman Drive, Building D, Suite M500, San Francisco, California.

CCC | 2021 PROXY STATEMENT	Page 38

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive Compensation” elsewhere in this proxy statement, below we describe transactions during the fiscal year ended December 31, 2021 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Shareholder Rights Agreement

In connection with the closing of the business combination, the Company entered into the Shareholder Rights Agreement, with certain of its stockholders, including entities affiliated with each of the Advent Investor, the OH Investor, the TCV Investor, Dragoneer and certain current and former officers and directors of the Company, providing for, among other things, certain board designation and representation rights, restrictions on transfer, certain covenants and preemptive rights and registration rights.

Senior Promissory Note

On February 25, 2020, CCC entered into a senior secured promissory note (“Senior Secured Promissory Note”) with Brian Herb, the Chief Financial Officer of CCC, pursuant to which Mr. Herb borrowed an aggregate principal amount of $0.7 million from CCC with an interest rate of 1.58% per annum. All outstanding amounts under the Senior Secured Promissory Note were repaid on February 10, 2021.

Policies and Procedures for Related Person Transactions

The Company adopted a formal written policy that became effective upon the completion of the business combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s Audit Committee, subject to certain exceptions.

Indemnification of Directors and Officers

The Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). In addition, the Charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

In connection with the consummation of the business combination, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

CCC | 2021 PROXY STATEMENT	Page 39

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2021 are described below and under “Audit Committee Report.”

Change in Independent Registered Accounting Firm

On August 6, 2021, the Company appointed Deloitte & Touche LLP as its principal accountants for the fiscal year ended December 31, 2021, replacing Withum+Smith+Brown, PC (“Withum”), which was dismissed from its role as the independent registered public accounting firm for Dragoneer Growth Opportunities Corp. on August 6, 2021.

The decision to change accountants was approved by the Company’s Audit Committee. For the fiscal year ended December 31, 2020, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the fiscal year ended December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the two most recent fiscal years and the subsequent interim period from January 1, 2021 to August 6, 2021, neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

The Company provided Withum with a copy of the foregoing disclosures and received a letter from Withum addressed to the SEC stating that it agreed with the statements made by the Company set forth above. A copy of Withum’s letter, dated August 12, 2021, is filed as Exhibit 16.1 to the Company’s Current Report on Form-8-K, filed with the SEC on August 12, 2021.

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees (1)	1,275,659	794,695
Audit-Related Fees (2)	1,340,600	260,600
Tax Fees	0	65,318
Total	2,616,259	1,120,613

CCC | 2021 PROXY STATEMENT	Page 40

(1)	Consist of fees for the audit and other procedures in connection with the Annual Report on Form 10-K for the year ended December 31, 2021, and the audit of our financial statements for the years ended December 31, 2021 and 2020.

(2)	Consist of fees related to control attestation reports and 2021 includes fees related to procedures performed in connection with the business combination.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the shares properly cast at the Annual Meeting. If the Company’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

CCC | 2021 PROXY STATEMENT	Page 41

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2021 and particularly with regard to the audited consolidated financial statements as of December 31, 2021 and 2020 and for the three years ended December 31, 2021.Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

In fulfilling its oversight responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standards no. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and

•	received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee:

William Ingram, Chair

Steve Puccinelli

Teri Williams

CCC | 2021 PROXY STATEMENT	Page 42

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

CCC | 2021 PROXY STATEMENT	Page 43

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://ir.cccis.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

CCC | 2021 PROXY STATEMENT	Page 44

COST OF PROXY SOLICITATION

The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

CCC | 2021 PROXY STATEMENT	Page 45

INTELLIGENT
SOLUTIONS

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© 2022 CCC Intelligent Solutions Holdings Inc.

CCC INTELLIGENT SOLUTIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCCS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D76290-P72205 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Teri Williams
02) Christopher Egan
03) Steven Puccinelli

Vote on Proposal

The Board of Directors recommends you vote FOR the following proposal:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in Item 1 and FOR Item 2.** If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date